UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2026

Lifeward Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36612	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2 Cabot Rd., Hudson, MA	01749
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +508.251.1154

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, no par value	LFWD	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of President and Chief Executive Officer

Effective August 31, 2026, Mr. Mark Grant will depart from his positions as the President and Chief Executive Officer of Lifeward Ltd. (the “Company”) and as a member of the Company’s Board of Directors (the “Board”), following the Company’s entry into a separation agreement with Mr. Grant on August 31, 2026 (the “Separation Agreement”). Mr. Grant’s departure is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with Mr. Grant’s departure and to facilitate an orderly transition, effective September 1, 2026, the Company entered into a consulting agreement with Mr. Grant (the “Consulting Agreement” and, together with the Separation Agreement, the “Separation and Consulting Agreements”). Pursuant to the Consulting Agreement, Mr. Grant will continue to support the Company as a Senior Advisor through September 30, 2026, providing transition assistance and other consulting services in exchange for a consulting fee of $40,000. Pursuant to the Separation Agreement, Mr. Grant’s outstanding equity awards will cease vesting as of August 31, 2026, and any unvested equity awards will be forfeited as of such date. The Separation Agreement also contains customary mutual releases and provides for the continuation of certain confidentiality, restrictive covenant, indemnification and other obligations. Mr. Grant will not receive any cash severance payments or continued employee benefits in connection with his separation, other than compensation accrued through his separation date and the consulting fee described above.

The foregoing description of the Separation and Consulting Agreements does not purport to be complete and is qualified in its entirety by reference to the Separation and Consulting Agreements. Copies of the Separation and Consulting Agreements will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2026.

Appointment of Interim Chief Executive Officer

On August 31, 2026, the Board appointed Mr. Josh Hexter, age 56, as the Company’s Interim Chief Executive Officer and principal executive officer, effective September 1, 2026.

Mr. Hexter currently serves as Chief Operating and Business Officer of Oramed Pharmaceuticals Inc. (“Oramed”), the controlling shareholder of the Company, a position he has held since September 2019. Following his appointment as the Company’s Interim Chief Executive Officer, Mr. Hexter will substantially reduce the scope of his responsibilities at Oramed, such that his responsibilities at Oramed are expected to represent approximately 5% of his current responsibilities. Mr. Hexter brings nearly three decades of leadership, business development, operations and management experience in the life sciences industry. From November 2018 to September 2019, Mr. Hexter served as Chief Business Officer of BrainsWay Ltd. From January 2010 to April 2013, Mr. Hexter served as Executive Director of Corporate In-Licensing at BioLineRx Ltd. Mr. Hexter also previously founded and served as Chief Executive Officer of Biosensor Systems Design. Mr. Hexter holds a B.A. from the University of Wisconsin and a master’s degree in business from Boston University.

In connection with his appointment, the Company entered into an employment agreement with Mr. Hexter (the “Hexter Employment Agreement”), pursuant to which Mr. Hexter will receive a gross monthly base salary of NIS 100,000, together with a monthly commuting allowance of NIS 5,000 or, alternatively, a company car, and customary benefits in accordance with Israeli law and the Company’s policies. Mr. Hexter will also be eligible for an annual bonus in the discretion of the Board and subject to the Company’s Compensation Policy. The Hexter Employment Agreement was approved by the Company’s Compensation Committee and the Board, effective as of September 1, 2026 and until the Company’s next general meeting of shareholders, on terms that are not more favorable than Mr. Grant’s compensation arrangements, pursuant to Regulation 1B4 of the Israeli Companies Regulations (Reliefs for Transactions with Interested Parties), 5760-2000, and will be submitted for shareholder approval at the Company’s next general meeting of shareholders. The Hexter Employment Agreement provides for a 60-day notice period, subject to the terms thereof, and contains customary confidentiality, intellectual property, non-competition and non-solicitation provisions.

In connection with his appointment, the Company also entered into its standard indemnification, insurance and exculpation agreement with Mr. Hexter.

The foregoing description of the Hexter Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Hexter Employment Agreement. A copy of Mr. Hexter’s employment agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2026.

Mr. Hexter does not have any family relationship with any director or executive officer of the Company. Except as described herein, including Mr. Hexter’s continuing service as Chief Operating and Business Officer of Oramed in the substantially reduced capacity described above, there are no arrangements or understandings between Mr. Hexter and any other person pursuant to which Mr. Hexter was appointed as Interim Chief Executive Officer. As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 13, 2026, the Company entered into a Share Purchase Agreement with Oramed and Oratech Pharma, Inc. and a Securities Purchase Agreement with Oramed and certain other investors. The material terms of such agreements and the transactions contemplated thereby are described in such Current Report on Form 8-K, which description is incorporated herein by reference. Except for the foregoing and Mr. Hexter’s compensation arrangements with the Company described herein, there are no transactions in which Mr. Hexter has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Appointment of Chief Financial Officer

On August 31, 2026, the Board appointed Rami Aviram, age 47, as the Company’s Chief Financial Officer, principal financial officer and principal accounting officer, effective November 1, 2026. Mr. Aviram will succeed Mr. Almog Adar, whose previously announced departure from the Company will become effective September 30, 2026, as previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on August 14, 2026. The Company intends to appoint an interim principal financial officer and principal accounting officer to serve during the period from Mr. Adar’s departure through the effectiveness of Mr. Aviram’s appointment.

Mr. Aviram is an experienced global finance executive who most recently served as Chief Financial Officer of Beewise Technologies Ltd., a technology company utilizing robotics, artificial intelligence and computer vision, from August 2024 to October 2026. Previously, Mr. Aviram served as Chief Financial Officer of ENDYMED Medical Ltd. from 2018 to 2024 and held senior finance leadership positions at Syneron-Candela Ltd. from 2012 to 2018. Mr. Aviram is a certified public accountant and holds a B.Sc. in Information Systems and Economics and an M.A. in Economics from the University of Haifa.

In connection with his appointment, the Company’s Compensation Committee and the Board approved the Company’s entry into an employment agreement with Mr. Aviram (the “Aviram Employment Agreement”), effective as of November 1, 2026, pursuant to which Mr. Aviram will receive a gross monthly base salary of NIS 70,000 and a monthly commuting allowance of NIS 5,000 or, alternatively, a company car. Mr. Aviram will also be eligible for an annual bonus in the discretion of the Board and subject to the Company’s Compensation Policy. In addition, Mr. Aviram will be entitled to customary benefits in accordance with Israeli law and the Company’s policies, including pension contributions, contributions to a further education fund and paid vacation. The Aviram Employment Agreement provides for a 60-day notice period, subject to the terms thereof, and contains customary confidentiality, intellectual property, non-competition and non-solicitation provisions.

In connection with his appointment, the Company also entered into its standard indemnification, insurance and exculpation agreement with Mr. Aviram.

The foregoing description of the Aviram Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Aviram Employment Agreement. A copy of the Aviram Employment Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2026.

Mr. Aviram does not have any family relationship with any director or executive officer of the Company. Except for Mr. Aviram’s compensation arrangements with the Company described herein, there are no arrangements or understandings between Mr. Aviram and any other person pursuant to which Mr. Aviram was appointed as Chief Financial Officer, and there are no transactions in which Mr. Aviram has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifeward Ltd.
Dated: August 31, 2026	By:	/s/ Almog Adar
	Name:	Almog Adar
	Title:	Chief Financial Officer